UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2026
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HPS CORPORATE LENDING FUND
(Exact name of Registrant as specified in Its Charter)
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Delaware	814-01431	87-6391045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West 57th Street, 33rd Floor New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 287-6767
Not Applicable
(Former name or former address, if changed since last report)
__________________
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

August 2026 Distributions
On August 25, 2026, HPS Corporate Lending Fund (the “Fund”) declared regular and variable supplemental distributions for each class of its common shares of beneficial interest (the “Shares”) in the amounts per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution - Regular	Variable Supplemental Distribution	Net Distribution - Total
Class I Common Shares	$0.1600	$—	$0.1600	$0.0390	$0.1990
Class D Common Shares	$0.1600	$0.0052	$0.1548	$0.0390	$0.1938
Class F Common Shares	$0.1600	$0.0104	$0.1496	$0.0390	$0.1886
Class S Common Shares	$0.1600	$0.0177	$0.1423	$0.0390	$0.1813
The regular and variable supplemental distributions for each class of Shares are payable to shareholders of record as of August 31, 2026 and will be paid on or about September 30, 2026.
These distributions will be paid in cash or reinvested in additional Shares for shareholders participating in the Fund’s distribution reinvestment plan.
Item 8.01. Other Events.
Net Asset Value

The net asset value (“NAV”) per share for each class of the Fund as of July 31, 2026, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV per share as of July 31, 2026
Class I Common Shares	$24.45
Class D Common Shares	$24.45
Class F Common Shares	$24.45
Class S Common Shares	$24.45

As of July 31, 2026, the Fund’s aggregate NAV was $12,150.8 million, the fair value of its investment portfolio was $23,138.1 million and it had principal debt outstanding of $11,415.7 million. The average debt-to-equity ratio during July 2026 was approximately 0.96 times.

Status of Offering
The Fund is currently publicly offering on a continuous basis up to $15.0 billion in Shares (the “Offering”). The following table lists the Shares and total consideration for the Offering as of the date of this filing (through the August 1, 2026 subscription date). The Fund intends to continue selling Shares in the Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Class I Common Shares	236,840,769	$5,968.2	million
Class D Common Shares	52,469,287	1,313.8	million
Class F Common Shares	239,489,936	5,991.3	million
Class S Common Shares	35,299,498	894.4	million
Total Offering*	564,099,490	$14,167.7	million
*Amounts may not sum due to rounding.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPS CORPORATE LENDING FUND

Date: August 26, 2026	By:	/s/ Robert Busch
	Name:	Robert Busch
	Title:	Chief Financial Officer and Principal Accounting Officer